UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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To Our Valued Customers:
As you may already know, Conexant signed a definitive agreement to sell our company to Standard Microsystems Corporation (SMSC), a leading semiconductor company headquartered in Hauppauge, New York. The transaction, which is subject to the satisfaction of regulatory requirements, approval by Conexant stockholders, and customary closing conditions, is expected to close in the first half of calendar 2011. A press release with additional information is posted on our Web site at http://ir.conexant.com/releases.cfm.
SMSC is a public company (NASDAQ: SMSC) that provides semiconductor solutions that enable the proliferation of data in personal computers, automobiles, portable consumer devices, and other applications. When the transaction is completed, SMSC will strengthen their product portfolio with our innovative semiconductor solutions. Additional benefits include a larger, highly skilled R&D team comprised of over 900 engineers globally focused on providing customers with semiconductor solutions that contribute to their success. Joining forces with a larger company that shares core competencies in analog and mixed-signal design, possesses a complementary product portfolio, and counts many customers in common also provides the opportunity to take advantage of economies of scale and deliver stronger financial performance over time.
I want to assure you that we remain fully committed to providing you with outstanding service and support during the transition. In addition, our joint teams will work closely together to ensure that the integration of our business with SMSC is as seamless as possible. Until the transaction closes, your Conexant contacts and operational business processes remain the same.
A Conexant representative will be contacting you soon to answer any questions you may have. I’m excited about the prospects for the combined company, and I look forward to providing you with more information as we work through the transition.
Sincerely,
Christian Scherp
Executive Vice President, Global Sales
Conexant Systems, Inc.
Additional Information About This Transaction
     In connection with the proposed transaction, SMSC will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Conexant and a prospectus of SMSC. The definitive proxy statement/prospectus will be mailed to stockholders of Conexant. Conexant and SMSC urge investors and security holders to read the proxy statement/prospectus regarding the proposed transaction when it becomes available because it will contain important information about the proposed transaction. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by SMSC and Conexant with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and other documents filed by SMSC or Conexant with the SEC relating to the proposed transaction may also be obtained for free by accessing SMSC’s website at www.smsc.com by clicking on the link for “Investor

Relations”, then clicking on the link for “SEC Filings” or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in This Transaction
     SMSC, Conexant and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Conexant stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant stockholders in connection with the proposed transaction, including the interests of such participants in the proposed transaction, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about SMSC’s executive officers and directors in SMSC’s definitive proxy statement filed with the SEC on June 14, 2010. You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from SMSC or Conexant, respectively, using the contact information above.
Forward-Looking Statements
     Except for historical information contained herein, the matters set forth in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause Conexant’s actual future results to be materially different from those discussed in the forward-looking statements. These risks and uncertainties include risks relating to the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Conexant stockholders to approve the transaction; a failure to consummate or delay in consummating the merger for other reasons; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other risks relating to Conexant’s business set forth in its filings with the SEC.
     Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future. All forward-looking statements speak only as of the date hereof and are based upon the information available to Conexant at this time. Such statements are subject to change, and Conexant does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties are detailed from time to time in Conexant’s reports filed with the SEC. Investors are advised to read Conexant’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Risk Factors”, for a more complete discussion of these and other risks and uncertainties.